                                                                  Exhibit 10.18*


The confidential portions of this exhibit, which have been removed and replaced with an asterisk, have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406.


                                SECOND AMENDMENT
                               TO SUPPLY AGREEMENT

This SECOND AMENDMENT is made to the Supply Agreement between WILSON GREATBATCH LTD. ("WGL") and MEDTRONIC, INC. ("Medtronic") dated July 31, 1991 (the "Supply Agreement") and to the first Amendment to that Supply Agreement dated June 3, 1996 (the "First Amendment").

                                    RECITALS

Medtronic and WGL desire to amend certain terms of the Supply Agreement and First Amendment to Supply Agreement in writing pursuant to Section 13.6 of the Supply Agreement.

The parties therefore agree as follows:

1. Supply. The parties agree that WGL will become the exclusive supplier of SVO batteries for Medtronic Model 7221 and Model 7271 implantable cardiac defibrillators, contingent upon WGL's ability to meet existing or mutually agreed to modifications of existing battery specifications and qualify the batteries and subject to Medtronic's ability to receive FDA approval for the use of the WGL batteries within the Medtronic products identified. Medtronic will use its best commercial efforts to secure approval for use of the WGL product on a timely basis.

2. Failure to Meet Delivery Schedules. The parties agree that if WGL is unable for any reason other than force majeure to meet any scheduled deliveries specified by Medtronic for the SVO batteries identified under
      Section 1 hereof, Medtronic shall be flee to make or have made SVO batteries which meet Medtronic's product needs.

3. Unit Price. The parties agree that the price for the 7221 and 7271 SVO battery shall be * each. Any subsequent price increases in the price of the 7221 and/or 7271 shall be subject to Section 6.10.

4. Design Fee Medtronic agrees to pay WGL a design fee of * for the development of the WGL battery to be used in Medtronic's Model 7271 device. Medtronic shall pay the design fee to WGL as follows:

      * Upon Receipt of purchase order

      * Upon WGL's completion of engineering prototypes; and

      * Upon completion of the qualification of the cell by WGL and Medtronic

5. Advance Payment. The parties the First Amendment to the Supply Agreement, WGL repaid * of the advance payment made pursuant to Section 6.7 of the Supply Agreement. The parties further agree that WGL shall hold the balance of the advance payment in the amount of *. Said amount will be considered an advance and will be applied to the final purchases under the final Contract Period. The parties further agree that WGL shall not be required to maintain any finished goods as security for the remaining * advance payment; however, WGL will use its best commercial efforts to satisfy Medtronic's supply needs under this Second Amendment. WGL shall have no continuing obligation to provide any security for its obligation to repay the remaining * of the advance payment referred to in Article 6.7 of the Supply Agreement, as amended, and the Security Agreement is hereby terminated.

6. Quota. WGL and Medtronic agree that WGL will waive the minimum purchase requirements for the remainder of the Second Contract Period. Medtronic agrees to report on its usage of SVO batteries pursuant to the terms of the Supply Agreement. This amendment shall not effect, or operate as a waiver by WGL of, Medtronic's obligations under Section 5.2(c) with respect to the Third Contract Period or the quota of SVO Batteries to be purchased by Medtronic in each Contract Year of the Third Contract Period which are set forth in Section 5.1. The parties further agree that the price for the 7221 Cell and 7271 Cell shall not trigger a quota reduction for the Third Contract Period pursuant to Section 6.10(c).

7. Other Terms Remain in Effect. Except as modified by this Second Amendment, all terms and provisions of the Supply Agreement and First Amendment shall remain in full force and effect.

With their signature below, each of the parties indicates they have read, understand and agreed to the terms of this Second Amendment.

MEDTRONIC, INC.

By /s/ Jon T. Tremmel                   Date: 3/14/97
  ---------------------------------
  Jon T. Tremmel, Vice President and
  President Tachyarrhythmia Management
  Business


WILSON BREATBATCH LTD.

By /s/ Edward F. Voboril                Date: 3/24/97
  ---------------------------------          -----------------------------------
  Edward F. Voboril, President